Exhibit 10.1

                            OPTION TO PURCHASE ASSETS

     THIS OPTION TO PURCHASE ASSETS (this "Agreement") is dated as of July 28, 2009, and entered into by and between Northern Explorations Ltd., or its Assignee ("Buyer"), and Dominus Energy, A.G.

                                    RECITALS

     A. Seller is a Swiss Corporation. The Seller owns a Working Interest in a Texas gas field project, the legal description of which is attached hereto as Exhibit "A", ("WI").

     B. Pursuant to the provisions hereof, Buyer desires to have the option to purchase from the Seller and the Seller desires to give Buyer the option to purchase the WI of the Seller ("Option").

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, the receipt and adequacy of which is hereby expressly acknowledged, the parties agree as follows:

     1. Buyer shall deliver to Seller upon execution of this Agreement the sum of $ 100 in consideration for the warranties, covenants, and agreements contained herein.

     2. Seller hereby sells and assigns to Buyer the Option to purchase the WI.

     3. Buyer shall provide written notice of its intent to exercise this Option on or before October 31, 2009. Closing of the purchase shall occur no later than thirty (30) days after Seller's receipt of Buyer's notice to exercise the Option.

     4. The terms of the purchase arising from the exercise of the Option shall be as required pursuant to the ASSET PURCHASE AGREEMENT attached hereto as Exhibit "B". Within three (3) business days following Seller's receipt of Buyer's notice of exercising the Option, the parties shall execute the ASSET PURCHASE AGREEMENT attached hereto as Exhibit "B".

     5. Prior to Buyer delivering notice to exercise the Option, the terms of this Agreement shall remain confidential between the parties, and may not be disclosed to any third party without the written authorization of the non-disclosing party. This paragraph shall not restrict disclosure to third parties as required by any Court order, subpoena, public reporting obligations of Buyer with the United States Securities and Exchange Commission, or disclosure to third parties, including the recording of this document, or in the event Seller breaches the terms of this Agreement or sells or attempts to sell all or any portion of the assets.

     6. MISCELLANEOUS.

     8.1 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

     8.2 Law Governing Agreement. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

     8.3 Amendment and Modification. Buyer and the Seller may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

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
     8.4 Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; or
(b) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

     (a) If to Buyer, to:

     Northern Explorations Ltd.
     9002 Green Oaks Circle, 2nd Floor,
     Dallas, Texas 75243-7212

     With a copy to:

     Robert Blair Krueger, Esq.
     The Krueger Group, LLP
     5771 La Jolla Boulevard
     La Jolla, California 92037
     Telephone:  (858) 405-7385
     Facsimile: (858) 456-2540
     blair@thekruegergroup.com

or to such other person or address as Buyer shall furnish to the Seller in writing.

     (b) If to the Seller, to:

     Dominus Energy A.G.
     Geissbachliweg 6B
     6318 Walchil, Switzerland

or to such other person or address as the Seller shall furnish to Buyer in writing.

If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section. Notices sent by facsimile or other electronic means shall not constitute notice under this Agreement.

     8.5 Costs of Litigation. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation reasonable attorneys' fees and prejudgment interest.

     8.6 Entire Agreement. This instrument and the agreements referred to herein embody the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein. By signing this Agreement, the parties are expressly effectuating the termination and release of all prior obligations, commitments and agreements, whether written or oral, related to the acquisition of the Ozona Gas Project which was publicly-announced in a press release distributed by Buyer on or about June 1, 2009, and expressly release each other pursuant to California Civil Code Section 1542 from all obligations therefrom.

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
     8.7   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.8 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

"BUYER"


-----------------------------

"SELLER"


------------------------------

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
                                    EXHIBIT A

                                LEGAL DESCRIPTION

LESSOR:

LESSEE:

DATED:

RECORDED:

     DESCRIPTION:  INSOFAR AND ONLY INSOFAR as said Lease  covers the S/2,  E.2,
                   SW/4, SW/4 of Section 124, Block O, G.H. & S. A. RR Co. Survey, Crockett County, Texas

LIMITED TO DEPTHS FROM THE SURFACE TO 5500 FEET SUBSURFACE.



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
                                    EXHIBIT B

                            ASSET PURCHASE AGREEMENT

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

                      TERM ASSIGNMENT OF OIL AND GAS LEASE

State:         Texas

County:        Crockett

Assignor:      DOMINUS ENERGY AG
               Geissbacghiweg, GB
               6318 Walchwill, Switzerland

Assignee:      NORTHERN EXPLORATIONS LTD.
               8655 East Via de Ventura, Suite G200
               Scottsdale, AZ 85258

Date Executed: __________________, 2009

Effective Date: _________________, 2009

     For adequate consideration, Assignor, named above, sells, assigns and transfers to Assignee, named above, all of its interest, representing a 70% interest in the Oil and Gas Lease (the "Lease") insofar as the Lease covers the land described on Exhibit "A" attached hereto covering lands located in the county and state named above (the "Lands"). The Lease and Lands are described on Exhibit A to this Assignment.

     Assignor reserves to itself and excepts from this Assignment an overriding royalty interest on all oil, gas and associated hydrocarbon substances produced, saved, and marketed from the Lease equal to the difference between 26% and the sum of Lessor's royalty and the other revenue burdens affecting the Lease, proportionately reduced (the "Override").

     The Override is subject to the terms and provisions of the Lease. The Override is subject to all applicable laws, rules, regulations, and orders of governmental authorities.

     The Override shall be free and clear of all drilling, developing and operating costs and expenses. However, Assignor shall bear and pay all taxes, present or future, that are applicable to, or connected with, or a lien upon. Assignor's Override or the production attributable to the overriding royalty interest, including, without limitation all production, severance, excise, gathering, transportation, or similar taxes attributable to Assignor's Override. No overriding royalties shall be paid or shall accrue on any oil, gas, casinghead gas, or other hydrocarbon substances or minerals used for operating, development, or production purposes upon the Lands or in treating products to

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
make them marketable, or which are unavoidably lost. No overriding royalties shall be payable on gas and casinghead gas used for recycling or re-pressuring operations benefiting the Lands.

     No obligations express or implied, shall arise by reason of Assignor's reservation of the Override, obligating Assignee to keep or maintain the Lease in force and effect by the payment of rentals, shut-in royalties, compensatory royalties, or other payments, or by drilling of wells on the Lands covered by the Lease. It is understood that Assignor is only to receive the Override out of the oil, gas and associated hydrocarbon substances if and when produced and saved from the Lands covered by the Lease.

     For the consideration received, Assignor grants to Assignee, its successors, assigns, and/or legal representatives, the right and power to pool and combine without the consent or joinder of Assignor, the Lands covered by the Lease and the Override.

     This Assignment shall be binding upon and will inure to the benefit of Assignor and Assignee and their respective heirs, personal representatives, successors, and/or assigns.

     For the same consideration Assignor hereby agrees to warrant and forever defend the interest in the Lease conveyed hereby unto Assignee, its successors and assigns, from and against all claims arising by, through or under Assignor, but not otherwise.

     This Assignment is for a limited term of ninety (90) days from the Effective Date and so long thereafter as oil and/or gas are produced in paying quantities from the Lands or from lands pooled therewith or the Lease is otherwise maintained as to the Lands pursuant to the terms thereof

                                    ASSIGNOR

                                    DOMINUS ENERGY A.G.

                                    By: /s/ Philippe Truetsch
                                       -----------------------------------------
                                    Name: Philippe Truetsch
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------

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
THE STATE OF TEXAS        )
                          )
COUNTY OF MIDLAND         )

     This instrument was acknowledged before me on the ___ day of _____________, 2009, by _______________, President of Dominus Energy A.G., a Swiss corporation, on behalf of said corporation.


                                      -----------------------------
                                      Notary Public, State of Texas


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